UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2015 (August 26, 2015)

Lightwave Logic, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1831 Lefthand Circle, Suite C, Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 340-4949

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers

On August 26, 2015 the registrant’s Board of Directors elected Michael Lebby to the registrant’s Board of Directors to fill the vacancy created by a newly created directorship on the Board of Directors.  Mr. Lebby’s term as a member of the registrant’s Board of Directors commenced on August 26, 2015 and will continue until the next annual stockholder’s meeting or until his successor is duly appointed.

There are no arrangements or understandings between Mr. Lebby and any other persons pursuant to which he was appointed as a member of the registrant’s Board of Directors. Mr. Lebby has been named to the registrant’s Operations Committee.

In exchange for serving on the registrant’s Board of Directors, pursuant to a written agreement dated August 26, 2015, Mr. Lebby received an option to purchase up to two hundred thousand (200,000) shares of common stock of the registrant at the exercise price of $0.69 per share.  The options vest as follows: (i) fifty thousand (50,000) options vested on August 26, 2015; and (ii) the remaining options shall vest in three (3) equal annual installments of fifty thousand (50,000) options per year commencing on the 1st day of each one year anniversary of the Director Agreement. All of the options shall expire on August 25, 2025.

Presently, from June 2013 to present, Mr. Lebby has served as President and CEO of OneChip Photonics, Inc., a privately held company headquartered in Ottawa, Canada, that is a leading provider of low-cost, small-footprint, high-performance indium phosphide (InP)-based photonic integrated circuits (PICs) and PIC-based optical sub-assemblies (OSAs) for the Data Center markets. Also, Mr. Lebby presently serves as part-time full professor, and chair of optoelectronics at Glyndwr University in Wales, UK, and as a consultant to bring forward advanced materials, device, and integrated photonics technologies that will generate high margin value as products.  Since 2015, Mr. Lebby has been focusing on InP-based photonic integrated circuits (PICs) and optoelectronic integrated circuits (OEICs) for the datacenter segment and has been instrumental in assembling California’s proposal (via USC) to the Federal Government for an integrated photonics manufacturing institute.  Mr. Lebby holds a Doctor of Engineering, a Ph.D, a MBA and a Bachelors degree, all from the University of Bradford, United Kingdom.

The registrant has not entered into any transactions with Mr. Lebby that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 8.01 Other Events

On August 27, 2015, the registrant issued a press release announcing the election of Michael Lebby to the registrant’s Board of Directors, a copy of which is hereby incorporated by reference and attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.

Description

10.1

Director Agreement

10.2

Statement of Operations Committee Work

99.1

Press Release Dated August 27, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name:	James S. Marcelli
Title:	President

Dated: August 27, 2015